                                                                     EXHIBIT 2.2

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

         This First Amendment (this "Amendement") to that certain Purchase Agreement dated July 30, 2001 among NEOFORMA GAR, INC., NEOFORMA.COM, INC., MED-XS SOLUTIONS, INC. AND MED-XS ASSET SERVICES, INC. (the "Purchase Agreement") is hereby entered into between the parties as of September 5, 2001. Capitalized terms not otherwise defined herein shall be accorded the meaning given them in the Purchase Agreement.

         1. Section 2.1(a)(i) of the Purchase Agreement shall be replaced in its entirety with the following:

                  "(A) One Hundred and Fifty Thousand Dollars ($150,000) in cash in the form of a certified check delivered at the closing or by wire transfer payment at the Closing, and (B) One Hundred Thousand Dollars ($100,000) (the "October Payment") in cash in the form of a certified check delivered on October 31, 2001 or by wire transfer payment on October 31, 2001, subject to
                  Section 2.4."

         2. A new Section 2.4 shall be added to the Purchase Agreement as follows:

                  "The October Payment shall be subject to a credit equal to 50% of the Gross Profits received by Sellers with respect to each Acquired Contract for which a required consent to assignment was not received by October 30, 2001, for the 12 month period prior to Closing."

         3. Section 5.3 of the Purchase Agreement shall be replaced in its entirety with the follows:

                  "Sellers shall use their best efforts to obtain written consents to assignment of all Acquired Contracts that require consent."

         4. All other terms of the Purchase Agreement shall remain in full force and effect.



                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of this 5th day of September, 2001.

NEOFORMA.COM, INC.                       NEOFORMA GAR, INC.
a Delaware corporation                   a Delaware corporation

By: /s/  Daniel Eckert                   By:  /s/  Daniel Eckert
    -------------------                       ------------------
    Name:                                     Name:
    Title:                                    Title:


MED-XS ASSET SERVICES, INC.              MED XS SOLUTIONS, INC.
an Ohio corporation                      an Ohio corporation

By:  /s/  Kevin Tenkku                   By: /s/ Kevin Tenkku
     -----------------                       ----------------
      Name: Kevin Tenkku                     Name: Kevin Tenkku
      Title: President                       Title:  President